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                                                                     EXHIBIT 3.2

                       HARTMAN COMMERCIAL PROPERTIES REIT

                      ARTICLES OF AMENDMENT AND RESTATEMENT

         FIRST: Hartman Commercial Properties REIT, a Maryland real estate investment trust (the "Trust") formed under the Maryland REIT Law, desires to amend and restate its Declaration of Trust as currently in effect and as hereinafter amended.

         SECOND: The following provisions are all the provisions of the Declaration of Trust currently in effect and as hereinafter amended:

                                    ARTICLE I

                                    FORMATION

         The Trust is a real estate investment trust within the meaning of the Maryland REIT Law (the "MRL"). The Trust is a separate legal person and shall not be deemed to be a general partnership, limited partnership, joint venture, joint stock company or a corporation but nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II

                                      NAME

         The name of the trust (hereinafter called the "Trust") is:

                  Hartman Commercial Properties REIT

         Under circumstances in which the Board of Trustees of the Trust (the "Board of Trustees" or "Board") determines that the use of the name Hartman Commercial Properties REIT is not practicable, the Trust may use any other designation or name for the Trust.

                                   ARTICLE III

                               PURPOSES AND POWERS

         Section 3.1 Purposes. The purposes for which the Trust is formed are to invest in and to acquire, hold, manage, administer, control and dispose of property, including, without limitation or obligation, engaging in business as a real estate investment trust under the Code.

         Section 3.2 Powers. The Trust shall have all of the powers granted to real estate investment trusts by the MRL and all other powers which are not inconsistent with law and are appropriate to promote and attain the purposes set forth in the Declaration of Trust.

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                                   ARTICLE IV

                                 RESIDENT AGENT

         The name of the resident agent of the Trust in the State of Maryland is The Corporation Trust Incorporated, whose post office address is 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Trust may have such other offices or places of business within or outside the State of Maryland as the Board of Trustees may from time to time determine.

                                    ARTICLE V

                                   DEFINITIONS

         As used in the Declaration of Trust, the following terms shall have the following meanings unless the context otherwise requires:

         Acquisition Expenses. The term "Acquisition Expenses" shall mean any and all expenses incurred by the Trust, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

         Acquisition Fee. The term "Acquisition Fee" shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Trust or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

         Advisor or Advisors. The term "Advisor" or "Advisors" shall mean the Person or Persons, if any, appointed, employed or contracted with by the Trust pursuant to Section 9.1 hereof and responsible for directing or performing the day-to-day business affairs of the Trust, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

         Advisory Agreement. The term "Advisory Agreement" shall mean the agreement between the Trust and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Trust.

         Affiliate or Affiliated. The term "Affiliate" or "Affiliated" shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any

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Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

         Aggregate Share Ownership Limit. The term "Aggregate Share Ownership Limit" shall mean not more than 9.8% in value of the aggregate of the outstanding Shares. The value of the outstanding Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

         Asset. The term "Asset" shall mean any Property, Mortgage or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the Trust, directly or indirectly through one or more of its Affiliates, by the Trust and any other investment made, directly or indirectly through one or more of its Affiliates.

         Average Invested Assets. The term "Average Invested Assets" shall mean, for a specified period, the average of the aggregate book value of the assets of the Trust invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Trust is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, "Average Invested Assets" will equal the greater of (i) the amount determined pursuant to the foregoing and (ii) the assets valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves.

         Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         Board or Board of Trustees. The term "Board" or "Board of Trustees" shall have the meaning as provided in Article II herein.

         Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         Bylaws. The term "Bylaws" shall mean the Bylaws of the Trust, as amended from time to time.

         Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to
Section 7.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to

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each such organization must be eligible for deduction under each of Sections
170(b)(1)(A), 2055 and 2522 of the Code.

         Charitable Trust. The term "Charitable Trust" shall mean any trust provided for in Section 7.2.1.

         Charitable Trustee. The term "Charitable Trustee" shall mean the Person unaffiliated with the Trust and a Prohibited Owner, that is appointed by the Trust to serve as trustee of the Charitable Trust.

         Code. The term "Code" shall have the meaning as provided in Article I herein.

         Commencement of the Initial Public Offering. The term "Commencement of the Initial Public Offering" shall mean the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

         Common Share Ownership Limit. The term "Common Share Ownership Limit" shall mean not more than 9.8 % (in value or in number of shares, whichever is more restrictive) of the aggregate number of the outstanding Common Shares. The number and value of outstanding Common Shares shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof.

         Common Shares. The term "Common Shares" shall have the meaning as provided in Section 6.1 herein.

         Competitive Real Estate Commission. The term "Competitive Real Estate Commission" shall mean a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

         Construction Fee. The term "Construction Fee" shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

         Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         Contract Purchase Price. The term "Contract Purchase Price" shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the

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amount actually paid or allocated in respect of the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses.

         Dealer Manager. The term "Dealer Manager" shall mean Wunderlich Securities, Inc., or such other Person selected by the Board to act as the dealer manager for an Offering.

         Declaration of Trust. The term "Declaration of Trust" shall mean this Declaration of Trust and any Articles of Amendment, Articles Supplementary or other modification or amendment thereto.

         Development Fee. The term "Development Fee" shall mean a fee for the packaging of a Property or Mortgage, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

         Distributions. The term "Distributions" shall mean any distributions of money or other property, pursuant to Section 6.2(iii) hereof, by the Trust to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

         Excepted Holder. The term "Excepted Holder" shall mean a shareholder of the Trust for whom an Excepted Holder Limit is created by this Article VII or by the Board of Trustees pursuant to Section 7.1.7.

         Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 7.1.7, and subject to adjustment pursuant to Section 7.1.8, the percentage limit established by the Board of Trustees pursuant to Section 7.1.7.

         Gross Proceeds. The term "Gross Proceeds" shall mean the aggregate purchase price of all Shares sold for the account of the Trust through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Trust are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

         Independent Appraiser. The term "Independent Appraiser" shall mean a Person with no material current or prior business or personal relationship with the Advisor or the Trustees and who is a qualified appraiser of Real Property of the type held by the Trust or of other Assets as determined by the Board of Trustees. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification as to Real Property.

         Independent Trustee. The term "Independent Trustee" shall mean a Trustee who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor, the Trust, the Advisor or any of

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their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the
Advisor or any of their Affiliates, other than the Trust, (ii) employment by the Trust, the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Trustee of the Trust, (iv) performance of services for the Trust, other than as a Trustee of the Trust, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered "material" if the aggregate gross revenue derived by the Trustee from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the Trustee's annual gross income during either of the last two years or the Trustee's net worth on a fair market value basis. An indirect association shall include circumstances in which a Trustee's spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Trust.

         Initial Date. The term "Initial Date" shall mean the date upon which this Declaration of Trust is accepted for record by the SDAT.

         Initial Investment. The term "Initial Investment" shall mean that portion of the initial capitalization of the Trust contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

         Initial Public Offering. The term "Initial Public Offering" shall mean the first Offering.

         Invested Capital. The term "Invested Capital" shall mean the amount calculated by multiplying the total number of Shares purchased by Shareholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Trust to repurchase Shares pursuant to the Trust's plan for the repurchase of Shares.

         Joint Ventures. The term "Joint Ventures" shall mean those joint venture or partnership arrangements in which the Trust or the Operating Partnership is a co-venturer or general partner established to acquire or hold Assets.

         Leverage. The term "Leverage" shall mean the aggregate amount of indebtedness of the Trust for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         Listing. The term "Listing" shall mean the listing of the Shares on a national securities exchange or the quotation of the Shares on the Nasdaq National Market System. Upon such Listing, the Shares shall be deemed Listed.

         Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The "Closing Price" on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices,

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regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc., if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Trustees.

         MGCL. The term "MGCL" shall have the meaning as provided in Section 8.2 herein.

         Mortgages. The term "Mortgages" shall mean, in connection with mortgage financing provided, invested in, participated in or purchased by the Trust, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owed by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

         MRL. The term "MRL" shall have the meaning as provided in Article I herein.

         NASAA REIT Guidelines. The term "NASAA REIT Guidelines" shall mean the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

         Net Assets. The term "Net Assets" shall mean the total assets of the Trust (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated quarterly by the Trust on a basis consistently applied; provided, however, that during such periods in which the Trust is obtaining regular independent valuations of the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, "Net Assets" shall mean the greater of (i) the amount determined pursuant to the foregoing and (ii) the assets' aggregate valuation established by the most recent such valuation report without reduction for depreciation, bad debts or other non-cash reserves.

         Net Income. The term "Net Income" shall mean for any period, the Trust's total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

         Net Sales Proceeds. The term "Net Sales Proceeds" shall mean in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including

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all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Trust from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Trust (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Trust, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Trust, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Trust in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Trust determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Trust in its sole discretion.

         NYSE. The term "NYSE" shall mean the New York Stock Exchange.

         Offering. The term "Offering" shall mean any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act.

         Operating Partnership. The term "Operating Partnership" shall mean Hartman REIT Operating Partnership, L.P., through which the Trust may own Assets.

         Organization and Offering Expenses. The term "Organization and Offering Expenses" shall mean any and all costs and expenses incurred by and to be paid from the assets of the Trust in connection with the formation, qualification and registration of the Trust, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees, accountants' and attorneys' fees.

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         Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

         Preferred Shares. The term "Preferred Shares" shall have the meaning as provided in Section 6.1 herein.

         Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.1.1, would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

         Property or Properties. The term "Property" or "Properties" shall mean, as the context requires, any, or all, respectively, of the Real Property acquired by the Trust, directly or indirectly through joint venture arrangements or other partnership or investment interests.

         Prospectus. The term "Prospectus" shall mean the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

         Real Property or Real Estate. The term "Real Property" or "Real Estate" shall mean land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

         REIT. The term "REIT" shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

         REIT Provisions of the Code. The term "REIT Provisions of the Code" shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

         Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive

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Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

         Roll-Up Entity. The term "Roll-Up Entity" shall mean a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

         Roll-Up Transaction. The term "Roll-Up Transaction" shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Trust and the issuance of securities of a Roll-Up Entity to the Shareholders. Such term does not include:

                  (a) a transaction involving securities of the Trust that have been for at least twelve months listed on a national securities exchange or traded through Nasdaq's National Market System; or

                  (b) a transaction involving the conversion to corporate, trust or association form of only the Trust, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                           (i) Shareholders' voting rights;

                           (ii) the term of existence of the Trust;

                           (iii) Sponsor or Advisor compensation; or

                           (iv) the Trust's investment objectives.

         Sale or Sales. The term "Sale" or "Sales" shall mean (i) any transaction or series of transactions whereby: (A) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Trust or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Trust or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Trust or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in

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this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

         SDAT. The term "SDAT" shall have the meaning as provided in Section 6.4 herein.

         Securities. The term "Securities" shall mean any of the following issued by the Trust, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

         Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

         Selling Commissions. The term "Selling Commissions" shall mean any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Hartman Management, L.P.

         Shareholders. The term "Shareholders" shall mean the holders of record of the Shares as maintained in the books and records of the Trust or its transfer agent.

         Shares. The term "Shares" shall mean shares of beneficial interest of the Trust of any class or series, including Common Shares or Preferred Shares.

         Soliciting Dealers. The term "Soliciting Dealers" shall mean those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

         Sponsor. The term "Sponsor" shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Trust, (ii) will manage or participate in the management of the Trust, and any Affiliate of any such Person, other than a Person whose only relationship with the Trust is that of an independent property manager and whose only compensation is as such,
(iii) takes the initiative, directly or indirectly, in founding or organizing the Trust, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Trust in connection with the founding or organizing of the business of the Trust, in consideration of services or property, or both services and property, (v) has a substantial

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

number of relationships and contacts with the Trust, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Trust which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Trust on a basis which was not negotiated at arm's-length with the Trust.

         Termination Date. The term "Termination Date" shall mean the date of termination of the Advisory Agreement.

         Termination of the Initial Public Offering. The term "Termination of the Initial Public Offering" shall mean the earlier of (i) the date on which the Initial Public Offering expires or is terminated by the Trust or (ii) the date on which all shares offered in the Initial Public Offering are sold, excluding warrants offered thereunder and shares that may be acquired upon exercise of such warrants and shares offered thereunder that may be acquired pursuant to the Reinvestment Plan (as hereafter defined).

         Total Operating Expenses. The term "Total Operating Expenses" shall mean all costs and expenses paid or incurred by the Trust, as determined under generally accepted accounting principles, that are in any way related to the operation of the Trust or to Trust business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and
(c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         Trust. The term "Trust" shall have the meaning as provided in Article II herein.

         Trustee. The term "Trustee" shall have the meaning as provided in
Section 8.1 herein.

         Unimproved Real Property. The term "Unimproved Real Property" shall mean Property in which the Trust has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

         Section 6.1 Authorized Shares. The beneficial interest of the Trust shall be divided into shares of beneficial interest (the "Shares"). The Trust has authority to issue 400,000,000 common shares of beneficial interest, $0.001 par value per share ("Common Shares"), and 50,000,000 preferred shares of beneficial interest, $0.001 par value per share ("Preferred Shares"). If shares of one class are classified or reclassified into shares of another class of shares pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of beneficial interest of all classes that the Trust has authority to issue shall not be more than the total number of shares of beneficial interest set forth in the second sentence of this paragraph. The Board of Trustees, without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

          Section 6.2 Common Shares.

                  Section 6.2.1 Common Shares Subject to Terms of Preferred Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

                  Section 6.2.2 Description. Each Common Share shall entitle the holder thereof to one vote per share on all matters upon which Shareholders are entitled to vote pursuant to Section 12.2 hereof. Shares of a particular class of Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The Board may classify or reclassify any unissued Common Shares from time to time in one or more classes or series of Shares.

                  Section 6.2.3 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Trust, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares, that portion of such aggregate assets available for distribution as the number of outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares then outstanding.

                  Section 6.2.4 Voting Rights. Except as may be provided otherwise in the Declaration of Trust, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common shareholder shall be entitled to vote pursuant to applicable law) at all meetings of the Shareholders.

         Section 6.3 Preferred Shares. The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series of Shares. The voting rights of the holders of shares of any series of Preferred Shares shall not exceed voting rights that bear the same relationship to the voting rights of the holders of Common Shares as the consideration paid to the Trust for each Preferred Share bears to the book value of each outstanding Common Share.

         Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of
Section 6.9 and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Trust to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Declaration of Trust (including determinations by the Board or other facts or events within the control of the Trust) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary filed with the SDAT.

         Section 6.5 Authorization by Board of Share Issuance. The Board of Trustees may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a Share split or Share dividend), subject to such restrictions or limitations, if any, as may be set forth in the Declaration of Trust or the Bylaws.

         Section 6.6 Dividends and Distributions. The Board from time to time may authorize and the Trust may pay to Shareholders such dividends or other Distributions in cash or other property as the Board in its discretion shall determine. The Board shall endeavor to authorize, and the Trust may pay, such dividends and Distributions as shall be necessary for the Trust to qualify as a REIT under the REIT Provisions of the Code unless the Board has determined, in its sole discretion, that qualification as a REIT is not in the best interests of the Trust; provided, however, Shareholders shall have no right to any dividend or Distribution unless and until authorized by the Board and declared by the Trust. The exercise of the powers and rights of the Board pursuant to this section shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Trust and the liquidation of its assets in accordance with the terms of the Declaration of Trust or distributions in which (i) the Board advises each Shareholder of the risks associated with direct ownership of the property, (ii) the Board offers each Shareholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those Shareholders that accept such offer.

         Section 6.7 General Nature of Shares. All Shares shall be personal property entitling the Shareholders only to those rights provided in the Declaration of Trust. The Shareholders shall have no interest in the property of the Trust and shall have no right to compel any partition, division, dividend or distribution of the Trust or of the property of the Trust. The death of a Shareholder shall not terminate the Trust. The Trust is entitled to treat as Shareholders only those persons in whose names Shares are registered as holders of Shares on the share ledger of the Trust.

         Section 6.8 Fractional Shares. The Trust may, without the consent or approval of any Shareholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share.

         Section 6.9 Declaration and Bylaws. All Shareholders are subject to the provisions of the Declaration of Trust and the Bylaws.

         Section 6.10 Divisions and Combinations of Shares. Subject to an express provision to the contrary in the terms of any class or series of beneficial interest hereafter authorized, the Board of Trustees shall have the power to divide or combine the outstanding shares of any class or series of beneficial interest, without a vote of Shareholders.

         Section 6.11 No Issuance of Share Certificates. Until Listing, the Trust shall not issue share certificates except to Shareholders who make a written request to the Trust. A Shareholder's investment shall be recorded on the books of the Trust. To transfer his or her Shares, a Shareholder shall submit an executed form to the Trust, which form shall be provided by the Trust upon request. Such transfer will also be recorded on the books of the Trust. Upon issuance or transfer of Shares, the Trust will provide the Shareholder with information concerning his or her rights with regard to such Shares, as required by the Bylaws and the MRL or other applicable law.

         Section 6.12 Suitability of Shareholders. Until Listing, the following provisions shall apply:

                  Section 6.12.1 Investor Suitability Standards. Subject to suitability standards established by individual states, to become a Shareholder in the Trust, if such prospective Shareholder is an individual (including an individual beneficiary of a purchasing

Individual Retirement Account), or if the prospective Shareholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors
Act), such individual or fiduciary, as the case may be, must represent to the Trust, among other requirements as the Trust may require from time to time:

                           (a) that such individual (or, in the case of a
fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

                           (b) that such individual (or, in the case of a
fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

                  Section 6.12.2 Determination of Suitability of Sale. The Sponsor and each Person selling Shares on behalf of the Sponsor or the Trust shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Shareholder. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or the Trust shall ascertain that the prospective Shareholder: (a) meets the minimum income and net worth standards established for the Trust; (b) can reasonably benefit from the Trust based on the prospective Shareholder's overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Shareholder's overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the Shareholder may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment.

         The Sponsor or each Person selling shares on behalf of the Sponsor or the Trust shall make this determination on the basis of information it has obtained from a prospective Shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Shareholder, as well as any other pertinent factors.

         The Sponsor or each Person selling Shares on behalf of the Sponsor or the Trust shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Shareholder. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Trust shall maintain these records for at least six years.

                  Section 6.12.3 Minimum Investment and Transfer. Subject to certain individual state requirements, no sale or transfer of Shares will be permitted of less than 100 Shares ($1,000), and a Shareholder shall not transfer, fractionalize or subdivide such Shares so as to retain less than such minimum number thereof.

         Section 6.13 Repurchase of Shares. The Board may establish, from time to time, a program or programs by which the Trust voluntarily repurchases Shares from its Shareholders; provided, however, that such repurchase does not impair the capital or operations of the Trust. The Sponsor, Advisor, members of the Board or any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the Trust.

         Section 6.14 Distribution Reinvestment Plans. The Board may establish, from time to time, a Distribution reinvestment plan or plans (each, a "Reinvestment Plan"). Under any such Reinvestment Plan, (i) all material information regarding Distributions to the Shareholders and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the Shareholders not less often than annually, and (ii) each Shareholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (i) above.

                                   ARTICLE VII

                 RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

         Section 7.1 Shares.

                  Section 7.1.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

                           (a) Basic Restrictions.

                                 (i) (1) No Person, other than an Excepted
Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

                                 (ii) No Person shall Beneficially or
Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

                                 (iii) Notwithstanding any other provisions
contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

                           (b) Transfer in Trust. If any Transfer of Shares
(whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.1.1(a)(i) or (ii),

                                 (i) then that number of Shares the Beneficial
or Constructive Ownership of which otherwise would cause such Person to violate
Section 7.1.1(a)(i) or (ii)(rounded to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.2, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

                                 (ii) if the transfer to the Charitable Trust
described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.1.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.1.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

                  Section 7.1.2 Remedies for Breach. If the Board of Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of
Section 7.1.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 7.1.1 (whether or not such violation is intended), the Board of Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.1.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or a committee thereof.

                  Section 7.1.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.1.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 7.1.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust's status as a REIT.

                  Section 7.1.4 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

                           (a) every owner of more than five percent (or such
lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares and other Shares Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit.

                           (b) each Person who is a Beneficial or Constructive
Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to determine the Trust's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                  Section 7.1.5 Remedies Not Limited. Subject to Section 8.1 of the Declaration of Trust, nothing contained in this Section 7.1 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust's status as a REIT.

                  Section 7.1.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.1, Section 7.2 or any definition contained in Article V, the Board of Trustees shall have the power to determine the application of the provisions of this Section 7.1 or Section 7.2 with respect to any situation based on the facts known to it. In the event
Section 7.1 or 7.2 requires an action by the Board of Trustees and the Declaration of Trust fails to provide specific guidance with respect to such action, the Board of Trustees shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article V or Sections 7.1 or 7.2.

                  Section 7.1.7 Exceptions.

                           (a) Subject to Section 7.1.1(a)(ii), the Board of
Trustees, in its sole discretion, may exempt a Person from the Aggregate Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                                 (i) the Board of Trustees obtains such
representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such Shares will violate Section 7.1.1(a)(ii);

                                 (ii) such Person does not and represents that
it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Trustees, rent from such tenant would not adversely affect the Trust's ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

                                 (iii) such Person agrees that any violation or
attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.1.1 through 7.1.6) will result in such Shares being automatically transferred to a Charitable Trust in accordance with Sections 7.1.1(b) and 7.2.

                           (b) Prior to granting any exception pursuant to
Section 7.1.7(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

                           (c) Subject to Section 7.1.1(a)(ii), an underwriter
which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

                           (d) The Board of Trustees may only reduce the
Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

                  Section 7.1.8 Increase in Aggregate Share Ownership and Common Share Ownership Limits. The Board of Trustees may from time to time increase the Common Share Ownership Limit and the Aggregate Share Ownership Limit.

                  Section 7.1.9 Legend. Each certificate for Shares shall bear substantially the following legend:

         The shares evidenced by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of percent (in value or number of shares) of the outstanding Common

         Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares of the Trust in excess of percent of the value of the total outstanding Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Shares evidenced hereby will be automatically transferred to a trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Trust on request and without charge.

                  Instead of the foregoing legend, the certificate may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge. In the case of uncertificated Shares, the Trust will send the holder of such Shares a written statement of the information otherwise required on certificates.

         Section 7.2 Transfer of Shares in Trust.

                  Section 7.2.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.1.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 7.1.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 7.2.6.

                  Section 7.2.2 Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Trust. The Prohibited Owner shall have no rights in the shares held by the Charitable Trustee. The

Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust.

                  Section 7.2.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Trust has received notification that Shares have been transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

                  Section 7.2.4 Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth in
Section 7.1.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.2.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee from the sale or other disposition of the shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been transferred to the Charitable Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.2.4, such excess shall be paid to the Charitable Trustee upon demand.

                  Section 7.2.5 Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the shares held in the Charitable Trust pursuant to Section 7.2.4. Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                  Section 7.2.6 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.1.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in
Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         Section 7.3 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

         Section 7.4 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this
Article VII.

         Section 7.5 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

                                  ARTICLE VIII

                                BOARD OF TRUSTEES

         Section 8.1 Powers. The business and affairs of the Trust shall be managed under the direction of the Board, and the Board shall have full, exclusive and absolute power, control and authority over the Trust's assets and over the business of the Trust as if it, in its own right, was the sole owner thereof, except as otherwise limited by the Declaration of Trust. In accordance with the policies on investments and borrowing set forth in Article X hereof, the Board shall monitor the administrative procedures, investment operations and performance of the Trust and the Advisor to assure that such policies are carried out. The Board may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Trust. The Declaration of Trust shall be construed with a presumption in favor of the grant of power and authority to the Board. Any construction of the Declaration of Trust or determination made in good faith by the Board concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board included in the Declaration of Trust or in the Bylaws shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Declaration of Trust or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board under the general laws of the State of Maryland as now or hereafter in force.

         The Board, without any action by the Shareholders, shall have and may exercise, on behalf of the Trust, without limitation, the power to terminate the status of the Trust as a REIT; to determine that compliance with any restriction or limitations on ownership and transfers of Shares set forth in Article VII of the Declaration of Trust is no longer required in order for the Trust to qualify as a REIT; to adopt, amend and repeal Bylaws; to elect officers in the manner prescribed in the Bylaws; to solicit proxies from holders of Shares; and to do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.

         Section 8.2 Number. The number of members of the Board of Trustees (the "Trustees") initially shall be six, which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that the total number of Trustees shall not be fewer than three. A majority of the Board will be Independent Trustees except for a period of up to 60 days after the death, removal or resignation of an Independent Trustee. The names of the Trustees who shall serve until the first annual meeting of shareholders and until their successors are duly elected and qualify are:

                  Allen R. Hartman
                  Robert W. Engel
                  Chand Vyas
                  Jack L. Mahaffey
                  Samuel C. Hathorn
                  Chris A. Minton

These Trustees may increase the number of Trustees and fill any vacancy, whether resulting from an increase in the number of Trustees or otherwise, on the Board of Trustees prior to the first annual meeting of Shareholders in the manner provided in the Bylaws. It shall not be necessary to list in the Declaration of Trust the names of any Trustees hereinafter elected.

         The Trust elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the Maryland General Corporation Law (the "MGCL"), that, except as may be provided by the Board of Trustees in setting the terms of any class or series, any and all vacancies on the Board of Trustees may be filled only by the affirmative vote of a majority of the remaining trustees in office, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy shall serve for the remainder of the full term of the trusteeship in which such vacancy occurred. Notwithstanding the foregoing sentence, Independent Trustees shall nominate replacements for vacancies among the Independent Trustees' positions.

         Section 8.3 Experience. Each Trustee shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Trust. At least one of the Independent Trustees shall have three years of relevant real estate experience.

         Section 8.4 Committees. The Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Trustees.

         Section 8.5 Term. Except as may otherwise be provided in the terms of any Preferred Shares issued by the Trust, each Trustee shall hold office for one year, until the next annual meeting of Shareholders and until his or her successor is duly elected and qualifies. Trustees may be elected to an unlimited number of successive terms.

         Section 8.6 Fiduciary Obligations. The Trustees and the Advisor serve in a fiduciary capacity to the Trust and have a fiduciary duty to the Shareholders of the Trust, including, with respect to the Trustees, a specific fiduciary duty to supervise the relationship of the Trust with the Advisor.

         Section 8.7 Resignation, Removal or Death. Any Trustee may resign by written notice to the Board, effective upon execution and delivery to the Trust of such written notice or upon any future date specified in the notice. A Trustee may be removed from office with or without cause only at a meeting of the Shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote generally in the election of Trustees, subject to the rights of any Preferred Shares to vote for such Trustees. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Trustee should be removed.

                                   ARTICLE IX

                                     ADVISOR

         Section 9.1 Appointment and Initial Investment of Advisor. The Board is responsible for setting the general policies of the Trust and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Trust. However, the Board is not required personally to conduct the business of the Trust, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Trustee) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor or its Affiliates have made an initial investment of $200,000 in the Trust. The Advisor or any such Affiliate may not sell this initial investment while the Advisor remains a Sponsor but may transfer the initial investment to other Affiliates.

         Section 9.2 Supervision of Advisor. The Board shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Trust are in the best interests of the Shareholders and are fulfilled. The Independent Trustees are responsible for reviewing the fees and expenses of the Trust at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Trust, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. In addition, from time to time, but not less often than annually, a majority of the Independent Trustees and a majority of Trustees not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Independent Trustees also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Trust and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Trustees will consider factors such as (i) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Assets, (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Trust, (iii) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Trust, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business, (v) the quality and extent of service and advice furnished by the Advisor, (vi) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (vii) the quality of the Assets relative to the investments generated by the Advisor for its own account. The Independent Trustees may also consider all other factors that it deems relevant, and the findings of the Independent Trustees on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Trust and whether the compensation provided for in its contract with the Trust is justified.

         Section 9.3 Fiduciary Obligations. The Advisor shall have a fiduciary responsibility and duty to the Trust and to the Shareholders.

         Section 9.4 Affiliation and Functions. The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.

         Section 9.5 Termination. Either a majority of the Independent Trustees or the Advisor may terminate the Advisory Agreement on 60 days' written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Trust and the Board in making an orderly transition of the advisory function.

         Section 9.6 Disposition Fee on Sale of Property. The Trust may pay the Advisor or an Affiliate a real estate disposition fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half of the brokerage commission paid, or (ii) three percent of the sales price of such Property or Properties. Payment of such fee may be made only if the Advisor or Affiliate provides a substantial amount of services in connection with the Sale of a Property or Properties, as determined by a majority of the Independent Trustees. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent of the sales price of such Property or Properties.

         Section 9.7 Incentive Fees. The Trust may pay the Advisor or an Affiliate an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable. Such an interest in gain from the Sale of Assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to six percent of the Invested Capital per annum cumulative. In the case of multiple Advisors, such Advisor and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Trust assets by each respective Advisor or any Affiliate.

         Section 9.8 Organization and Offering Expenses Limitation. The Trust shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed 15% of the Gross Proceeds of each Offering.

         Section 9.9 Acquisition Fees. The Trust may pay the Advisor and its Affiliates fees for the review and evaluation of potential investments in Assets; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the Contract Purchase Price, or, in the case of a Mortgage, 6% of the funds advanced, provided, however, that a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Trust.

         Section 9.10 Reimbursement for Total Operating Expenses. The Trust may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses incurred by the Advisor; provided, however that the Trust shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of two percent of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year. The Independent Trustees shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an "Excess Amount") is justified. Within 60 days after the end of any fiscal quarter of the Trust for which there is an Excess Amount that the Independent Trustees conclude was justified and reimbursable to the Advisor, there shall be sent to the

Shareholders a written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board. In the event that the Independent Trustees do not determine that excess expenses are justified, the Advisor shall reimburse the Trust the amount by which the expenses exceeded the 2%/25% Guidelines.

         Section 9.11 Reimbursement Limitation. The Trust shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

                                    ARTICLE X

                      INVESTMENT OBJECTIVES AND LIMITATIONS

         Section 10.1 Investment Objectives. The Trust's primary investment objectives are: (i) to preserve, protect and return the Invested Capital of the Shareholders; (ii) to maximize cash available for Distribution; (iii) to realize capital appreciation upon the ultimate sale of the Assets; and (iv) to provide Shareholders with liquidity of their investment within twelve years after the Termination of the Initial Public Offering through either (a) the Listing of the Shares, or (b) if Listing does not occur within twelve years following the Termination of the Initial Public Offering, the orderly liquidation of its assets, unless a majority of the Board and a majority of the Independent Trustees shall approve otherwise and set a future date for such Listing and liquidation with any such extension or subsequent extension subject to the Board's power to extend such date. Not withstanding the provisions of this
Section 10.1, if the Listing does not occur within twelve years following the Termination of the Initial Public Offering, the Trust shall be dissolved pursuant to Section 16.1 herein. The sheltering from tax of income from other sources is not an objective of the Trust. Subject to the restrictions set forth herein, the Board will use its best efforts to conduct the affairs of the Trust in such a manner as to continue to qualify the Trust for the tax treatment provided in the REIT Provisions of the Code unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Trust; provided, however, that no Trustee, officer, employee or agent of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 13.2 hereof.

         Section 10.2 Review of Objectives. The Independent Trustees shall review the investment policies of the Trust with sufficient frequency (not less often than annually) to determine that the policies being followed by the Trust are in the best interests of its Shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

         Section 10.3 Certain Permitted Investments.

                  (a) The Trust may invest in Assets, as defined in Article IV hereof.

                  (b) The Trust may invest in Joint Ventures with the Sponsor, Advisor, one or more Trustees or any Affiliate, only if a majority of Trustees (including a majority of

Independent Trustees) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Trust and on substantially the same terms and conditions as those received by the other joint venturers.

                  (c) Subject to any limitations in Section 10.4, the Trust may invest in equity securities only if a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

         Section 10.4 Investment Limitations. In addition to other investment restrictions imposed by the Board from time to time, consistent with the Trust's objective of qualifying as a REIT, the following shall apply to the Trust's investments:

                  (a) Not more than ten percent of the Trust's total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

                  (b) The Trust shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Trust's ordinary business of investing in real estate assets and mortgages.

                  (c) The Trust shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Trustees so determine, and in all cases in which the transaction is with the Advisor, Sponsor, Trustees, or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Trust's records for at least five years and shall be available for inspection and duplication by any Shareholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

                  (d) The Trust shall not make or invest in any Mortgage, including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Trust, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including the loans of the Trust" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

                  (e) The Trust shall not invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of the Advisor, any Trustee, the Sponsor or any Affiliate of the Trust.

                  (f) The Trust shall not issue (i) equity Securities redeemable solely at the option of the holder (except that Shareholders may offer their Common Shares to the Trust pursuant to any redemption plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (B) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) equity Securities on a deferred payment basis or under similar arrangements; or (D) options or warrants to the Advisor, Trustees, Sponsor or any Affiliate thereof except on the same terms as such options or warrants are sold to the general public. Options or warrants may be issued to persons other than the Advisor, Trustees, Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Trustees has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, Trustees, Sponsor or any Affiliate thereof shall not exceed ten percent of the outstanding Shares on the date of grant. The voting rights per share of Shares of the Trust (other than the publicly held Shares of the Trust) sold in a private offering shall not exceed the voting rights that bear the same relationship to the voting rights of the publicly held Shares as the consideration paid to the Trust for each privately offered Share of the Trust bears to the book value of each outstanding publicly held Share.

                  (g) A majority of the Trustees shall authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset. If a majority of the Independent Trustees determine, or if the Asset is acquired from the Advisor, a Trustee, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by the Independent Trustees.

                  (h) The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage shall not exceed 300% of the Net Assets as of the date of any borrowing. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such 300% level is approved by a majority of the Independent Trustees. Any such excess borrowing shall be disclosed to Shareholders in the next quarterly report of the Trust following such borrowing, along with justification for such excess.

                  (i) The Trust will continually review its investment activity to attempt to ensure that it is not classified as an "investment company" under the Investment Company Act of 1940, as amended.

                  (j) The Trust will not make any investment that the Trust believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Trust.

                  (k) The Trust shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

                                   ARTICLE XI

                              CONFLICTS OF INTEREST

         Section 11.1 Sales and Leases to Trust. The Trust may purchase or lease an Asset or Assets from the Sponsor, the Advisor, a Trustee, or any Affiliate thereof upon a finding by a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction that such transaction is fair and reasonable to the Trust and at a price to the Trust no greater than the cost of the Asset to such Sponsor, Advisor, Trustee or Affiliate, or, if the price to the Trust is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any Property to the Trust exceed its current appraised value.

         Section 11.2 Sales and Leases to the Sponsor, Advisor, Trustees or Affiliates. An Advisor, Sponsor, Trustee or Affiliate thereof may purchase or lease Assets from the Trust if a majority of Trustees (including a majority of Independent Trustees) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Trust.

         Section 11.3 Other Transactions.

                  (a) No goods or services will be provided by the Advisor or its Affiliates to the Trust unless a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Trust and on terms and conditions not less favorable to the Trust than those available from unaffiliated third parties.

                  (b) The Trust shall not make loans to the Sponsor, Advisor, Trustees or any Affiliates thereof except Mortgages pursuant to Section 10.4(c) hereof or loans to wholly owned subsidiaries of the Trust. The Sponsor, Advisor, Trustees and any Affiliates thereof shall not make loans to the Trust, or to joint ventures in which the Trust is a co-venturer, unless approved by a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction as being fair, competitive, and commercially reasonable, and no less favorable to the Trust than comparable loans between unaffiliated parties.

         Section 11.4 Conflict Resolution Procedures. In the event that an investment opportunity becomes available that is suitable for both the Trust and a public or private entity with which the Advisor or its Affiliates are affiliated, for which both entities have sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity's investments by type of property and geographic area and on diversification of the tenants of its properties, the policy of each entity relating to leverage of properties, the anticipated cash flow of each entity, the income tax effects of the purchase to each entity, the size of the investment and the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of the acquisition of such investment or a delay in the construction of a property, causes any such investment, in the opinion of the Board and the Advisor, to be more appropriate for an entity other than the entity that committed to make the investment, the Advisor may determine that the other entity affiliated with the Advisors or its Affiliates will make the investment. It shall be the duty of the Board, including the Independent Trustees, to ensure that the method used by the Advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of Assets is applied fairly to the Trust.

                                   ARTICLE XII

                                  SHAREHOLDERS

         Section 12.1 Meetings. There shall be an annual meeting of the Shareholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Trustees shall be elected and any other proper business may be conducted. The annual meeting will be held on a date that is a reasonable period of time following the distribution of the Trust's annual report to Shareholders but not less than thirty days after delivery of such report. A majority of Shareholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Trustees. A quorum shall be 50% of the then outstanding Shares. Special meetings of Shareholders may be called in the manner provided in the Bylaws, including by the president or by a majority of the Trustees or a majority of the Independent Trustees, and shall be called by an officer of the Trust upon written request of Shareholders holding in the aggregate not less than ten percent of the outstanding Shares entitled to be voted on any issue proposed to be considered at any such special meeting. Notice of any special meeting of Shareholders shall be given as provided in the Bylaws, and the special meeting shall be held not less than 15 days nor more than 60 days after the delivery of such notice. If the meeting is called by written request of Shareholders as described in this Section 12.1, the special meeting shall be held at the time and place specified in the Shareholder request; provided, however, that if none is so specified, at such time and place convenient to the Shareholders. If there are no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

         Section 12.2 Voting Rights of Shareholders. Subject to the provisions of any class or series of Shares then outstanding, the Shareholders shall be entitled to vote only on the following matters: (a) election or removal of Trustees, without the necessity for concurrence by the Board, as provided in Sections 12.1, 8.5 and 8.7 hereof; (b) amendment of the Declaration of Trust as provided in Article XIV hereof; (c) termination of the Trust as provided in
Section 16.2 hereof; (d) merger or consolidation of the Trust, or the sale or other disposition of all or substantially all of the Trust's assets, as provided in Article XV hereof; and (e) such other matters with respect to which the Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Shareholders at any meeting shall in any way bind the Board.

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         Section 12.3 Voting Limitations on Shares Held by the Advisor, Trustees
and Affiliates. With respect to Shares owned by the Advisor, any Trustee, or any of their Affiliates, neither the Advisor, nor such Trustee(s), nor any of their Affiliates may vote or consent on matters submitted to the Shareholders regarding the removal of the Advisor, such Trustee(s) or any of their Affiliates or any transaction between the Trust and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, such Trustee(s) and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

         Section 12.4 Preemptive and Appraisal Rights. Except as may be provided by the Board of Trustees in setting the terms of classified or reclassified Shares pursuant to Section 6.4, or as may otherwise be provided by contract, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Trust which it may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting shareholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board of Trustees, upon the affirmative vote of a majority of the entire Board of Trustees, shall determine that such rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

         Section 12.5 Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

         Section 12.6 Action by Shareholders Without a Meeting. The Bylaws may provide that any action required or permitted to be taken by the Shareholders may be taken without a meeting by the written consent of the Shareholders entitled to cast a sufficient number of votes to approve the matter as required by statute, the Declaration of Trust or the Bylaws, as the case may be.

         Section 12.7 Right of Inspection. Any Shareholder and any designated representative thereof shall be permitted access to the records of the Trust at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Trust's books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

         Section 12.8 Access to Shareholder List. An alphabetical list of the names, addresses and telephone numbers of the Shareholders, along with the number of Shares held by each of them (the "Shareholder List"), shall be maintained as part of the books and records of the Trust and shall be available for inspection by any Shareholder or the Shareholder's designated agent at the home office of the Trust upon the request of the Shareholder. The Shareholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Shareholder so requesting within ten (10) days of receipt by the Trust of the request. The copy of the Shareholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Trust may impose a reasonable charge for expenses incurred in reproduction pursuant to the Shareholder request. A Shareholder may request a copy of the Shareholder List in connection with, but not limited to, matters relating to Shareholders' voting rights, and the exercise of Shareholder rights under federal proxy laws.

         If the Advisor or the Board neglects or refuses to exhibit, produce or mail a copy of the Shareholder List as requested, the Advisor and/or the Board, as the case may be, shall be liable to any Shareholder requesting the list for the costs, including reasonable attorneys' fees, incurred by that Shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any Shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of Shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Shareholder relative to the affairs of the Trust. The Trust may require the Shareholder requesting the Shareholder List to represent that the list is not requested for a commercial purpose unrelated to the Shareholder's interest in the Trust. The remedies provided hereunder to Shareholders requesting copies of the Shareholder List are in addition, to and shall not in any way limit, other remedies available to Shareholders under federal law, or the laws of any state.

         Section 12.9 Reports. The Trustees, including the Independent Trustees, shall take reasonable steps to insure that the Trust shall cause to be prepared and mailed or delivered to each Shareholder as of a record date after the end of the fiscal year and each holder of other publicly held Securities within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Commencement of the Initial Public Offering that shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Trust and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Trust; (iv) the Total Operating Expenses of the Trust, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Trustees that the policies being followed by the Trust are in the best interests of its Shareholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Trust, Trustees, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Trustees shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

         Section 12.10 Proxy to Liquidate. At any time after twelve years following the Termination of the Offering, if the Trust is not then in the process of Listing or making an orderly dissolution, upon receipt by the Secretary of the Trust of written requests from Shareholders holding ten percent or more of the outstanding Common Shares (the "Proxy Request") directing that the Trust formally proxy the Shareholders holding Shares entitled to vote thereon to determine whether the Trust should be dissolved (the "Proxy to Liquidate"), the Trust shall send a Proxy to Liquidate to each Shareholder holding Shares entitled to vote thereon within 60 days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of the Trust's Assets, which the Trust shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange Commission. The Trust shall not be required to send Proxies to Liquidate to Shareholders holding Shares entitled to vote thereon more frequently than once during every two year period. To insure that Shareholders are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Shareholder holding Shares entitled to vote thereon shall include financial information setting forth per Share pro forma tax and financial projections that assume that all of the Trust's Assets will be sold immediately at prices consistent with their appraised values, or such other information as the Trust deems appropriate and informative, provided in all such cases that the furnishing of such information to Shareholders shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a 45 day voting deadline or set a meeting of the Shareholders holding Shares entitled to vote thereon no earlier than 45 days after notice thereof, and the actual voting results shall be tabulated by the Trust's independent accountants who will receive the votes directly from the Shareholders holding Shares entitled to vote thereon. The Trust shall disclose the complete voting results for the Proxy to Liquidate in the Trust's next annual or quarterly report on Form 10-K or 10-Q sent to the Shareholders for the period following the date on which voting was completed. If a majority vote of the Shareholders holding Shares entitled to vote thereon is cast in favor of the dissolution of the Trust, the Assets of the Trust shall be fully liquidated within 30 months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the Board direct the Partnership to make distributions "in kind" of any Assets to the Shareholders under any dissolution conducted pursuant to this Section.

                                  ARTICLE XIII

                      LIABILITY LIMITATION, INDEMNIFICATION
                         AND TRANSACTIONS WITH THE TRUST

         Section 13.1 Limitation of Shareholder Liability. No Shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Trust by reason of his being a Shareholder, nor shall any Shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust's assets or the affairs of the Trust by reason of his being a Shareholder.

         Section 13.2 Limitation of Trustee and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a real estate investment trust, no Trustee or officer of the Trust shall be liable to the Trust or its Shareholders for money damages. Neither the amendment nor repeal of this Section 13.2, nor the adoption or amendment of any other provision of the Declaration of Trust or Bylaws inconsistent with this Section 13.2, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any shareholder, no Trustee or officer of the Trust shall be liable to the Trust or to any shareholder for money damages except to the extent that (a) the Trustee or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (b) a judgment or other final adjudication adverse to the Trustee or officer is entered in a proceeding based on a finding in the proceeding that the Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Section 13.3 Indemnification.

                  (a) The Trust shall indemnify and hold harmless a Trustee, officer, employee, agent, Advisor or Affiliate (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Trust in such capacity, provided, that the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Trust. The Trust shall not indemnify or hold harmless the Indemnitee for any loss or liability suffered by the Indemnitee or the Trust if: (a) in the case that the Indemnitee is a Trustee (other than an Independent Trustee), an Advisor or an Affiliate, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (b) in the case that the Indemnitee is an Independent Trustee, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Trust, and no portion may be recoverable from the Shareholders.

                  (b) The Trust shall not provide indemnification to any Trustee, Advisor, Affiliate or broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

                  (c) Notwithstanding anything to the contrary contained in the provisions of subsection (a) and (b) above of this Section, the Trust shall not indemnify or hold harmless an Indemnitee if it is established that: (i) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services,
(iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (iv) in a proceeding by or in the right of the Trust, the Indemnitee shall have been adjudged to be liable to the Trust.

                  (d) The Board may take such action as is necessary to carry out this Section 13.3 and is expressly empowered to adopt, approve and amend from time to time Bylaws, resolutions or contracts implementing such provisions. No amendment of the Declaration of Trust or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Section 13.4 Payment of Expenses. The Trust shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Trust, (ii) the Indemnitee provides the Trust with written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Trust as authorized by Section 13.3 hereof, (iii) the legal proceeding was initiated by a third party who is not a Shareholder or, if by a Shareholder of the Trust acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Trust with a written agreement to repay the amount paid or reimbursed by the Trust, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL or any successor statute.

         Section 13.5 Express Exculpatory Clauses in Instruments. Neither the Shareholders nor the Trustees, officers, employees or agents of the Trust shall be liable under any written instrument creating an obligation of the Trust by reason of their being Shareholders, Trustees, officers, employees or agents of the Trust, and all Persons shall look solely to the Trust's assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Shareholder, Trustee, officer, employee or agent liable thereunder to any third party, nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone as a result of such omission.

         Section 13.6 Transactions with Affiliates. The Trust shall not engage in transactions with the Advisor, the Sponsor, a Trustee or any of the Trust's Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Trustees (including a majority of the Independent Trustees) not Affiliated with the Person who is party to the transaction and:

                  (a) The transaction is fair and reasonable to the Trust.

                  (b) The terms and conditions of such transaction are not less favorable to the Trust than those available from unaffiliated third parties.

                  (c) If an acquisition is involved, the total consideration is not in excess of the appraised value of the Property being acquired, as determined by an Independent Appraiser.

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                                   ARTICLE XIV

                                   AMENDMENTS

         Section 14.1 General. The Trust reserves the right from time to time to make any amendment to the Declaration of Trust, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Declaration of Trust, of any Shares. All rights and powers conferred by the Declaration of Trust on Shareholders, Trustees and officers are granted subject to this reservation. An amendment to the Declaration of Trust
(a) shall be signed and acknowledged by at least a majority of the Trustees, or an officer duly authorized by at least a majority of the Trustees, (b) shall be filed for record as provided in Section 17.5 and (c) shall become effective as of the later of the time the SDAT accepts the amendment for record or the time established in the amendment, not to exceed 30 days after the amendment is accepted for record. All references to the Declaration of Trust shall include all amendments thereto.

         Section 14.2 By Trustees. The Trustees may amend the Declaration of Trust from time to time, in the manner provided by the MRL, without any action by the Shareholders, (i) to qualify as a real estate investment trust under the Code or under the MRL, (ii) in any respect in which the charter of a corporation may be amended in accordance with Section 2-605 of the MGCL and (iii) as otherwise provided in the Declaration of Trust.

         Section 14.3 By Shareholders. Any amendment to the Declaration of Trust shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, including without limitation, (1) any amendment which would adversely affect the rights, preferences and privileges of the Shareholders and (2) any amendment to Article X, Article XI, Article XIII,
Article XV, Article XVI, Sections 8.2, 8.6 and 8.7 hereof and this Section 14.3 (or any other amendment of the Declaration of Trust that would have the effect of amending such sections).

                                   ARTICLE XV

                 MERGER, CONSOLIDATION OR SALE OF TRUST PROPERTY

         Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (a) merge the Trust into another entity, (b) consolidate the Trust with one or more other entities into a new entity or (c) sell, lease, exchange or otherwise transfer all or substantially all of the property of the Trust. Any such action must be approved by the Board of Trustees and, after notice to all shareholders entitled to vote on the matter, by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Any such transaction involving an Affiliate of the Trust or the Advisor also must be approved by a majority of the Trustees (including a majority of the Independent Trustees) not otherwise interested in such transaction as fair and reasonable to the Trust and on terms and conditions not less favorable to the Trust than those available from unaffiliated third parties.

         In connection with any proposed Roll-Up Transaction, an appraisal of all of the Trust's assets shall be obtained from a competent Independent Appraiser. The Trust's assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Trust and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Shareholders who vote against the proposed Roll-Up Transaction the choice of:

                  (a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

                  (b) one of the following:

                           (i) remaining as Shareholders and preserving their
interests therein on the same terms and conditions as existed previously; or

                           (ii) receiving cash in an amount equal to the
Shareholder's pro rata share of the appraised value of the net assets of the Trust.

         The Trust is prohibited from participating in any proposed Roll-Up
Transaction:

                  (a) that would result in the Shareholders having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 12.1 and 12.2 hereof;

                  (b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

                  (c) in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 12.7 and 12.8 hereof; or

                  (d) in which any of the costs of the Roll-Up Transaction would be borne by the Trust if the Roll-Up Transaction is not approved by the Shareholders.

                                   ARTICLE XVI

                        DURATION AND TERMINATION OF TRUST

         Section 16.1 Duration. In the event that Listing does not occur on or before the twelfth anniversary of the Termination of the Initial Public Offering (unless a majority of the Board and a majority of the Independent Trustees shall approve otherwise and set a future date for such Listing and the Trust's termination), the Trust shall immediately thereafter undertake an orderly liquidation and Sale of the Trust's assets and will distribute any Net Sales Proceeds therefrom to Shareholders, following which the Trust shall be terminated. In the event that Listing occurs on or before such date, the Trust shall continue perpetually unless terminated pursuant to the provisions contained herein or pursuant to any applicable provision of the MRL.

         Section 16.2 Termination.

                  (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may be terminated at any meeting of Shareholders, by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Upon the termination of the Trust:

                           (i) The Trust shall carry on no business except for
the purpose of winding up its affairs.

                           (ii) The Trustees shall proceed to wind up the
affairs of the Trust and all of the powers of the Trustees under the Declaration of Trust shall continue, including the powers to fulfill or discharge the Trust's contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Trust to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.

                           (iii) After paying or adequately providing for the
payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Trust may distribute the remaining property of the Trust among the Shareholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Trust shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.

                  (b) After termination of the Trust, the liquidation of its business and the distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and file with the Trust's records a document certifying that the Trust has been duly terminated, and the Trustees shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Shareholders shall cease.

                                  ARTICLE XVII

                                  MISCELLANEOUS

         Section 17.1 Governing Law. This Declaration of Trust is executed by the undersigned Trustees and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

         Section 17.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any persons dealing with the Trust if executed by an individual who, according to the records of the Trust or of any recording office in which this Declaration of Trust may be recorded, appears to be the Secretary or an Assistant Secretary of the Trust or a Trustee, and if certifying to: (i) the number or identity of Trustees, officers of the Trust or Shareholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Board or Shareholders;
(iv) a copy of the Declaration of Trust or of the Bylaws as a true and complete copy as then in force; (v) an amendment to the Declaration of Trust; (vi) the termination of the Trust; or (vii) the existence of any fact or facts that relate to the affairs of the Trust. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Trust by the Board or by any duly authorized officer, employee or agent of the Trust.

         Section 17.3 Severability.

                  (a) The provisions of this Declaration of Trust are severable, and if the Board shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of this Declaration of Trust, even without any amendment of this Declaration of Trust pursuant to Article XIV hereof; provided, however, that such determination by the Board shall not affect or impair any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. In the event of any such determination by the Board of Trustees, the Board shall amend the Declaration of Trust in the manner provided in Section 14.2.

                  (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

         Section 17.4 Construction. In the Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Declaration of Trust. In defining or interpreting the powers and duties of the Trust and its Trustees and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the MGCL. In defining or interpreting the powers of the shareholders to take the actions set forth in Section 12.2 hereof, reference shall be made to the Code and to Titles 1 through 3 of the MGCL. In furtherance and not in limitation of the foregoing, in accordance with the provisions of Title 3, Subtitles 6 and 7, of the MGCL, the Trust shall be included within the definition of "corporation" for purposes of such provisions.

         Section 17.5 Recordation. The Declaration of Trust and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Board deem appropriate, but failure to

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file for record the Declaration of Trust or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Declaration of Trust or any amendment hereto. Any restated Declaration of Trust shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.

         THIRD: The amendment to and restatement of the Declaration of Trust of the Trust as hereinabove set forth have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law.

         FOURTH: The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to this amendment and restatement was 1,000, consisting of 1,000 Common Shares, $0.001 par value per share. The aggregate par value of all shares of beneficial interest having par value was $1.

         FIFTH: The total number of shares of beneficial interest which the Trust has authority to issue pursuant to the foregoing amendment and restatement of the Declaration of Trust is 450,000,000, consisting of 400,000,000 Common Shares, $0.001 par value per share, and 50,000,000 Preferred Shares, $0.001 par value per share. The aggregate par value of all authorized shares of beneficial interest having par value is $450,000.

    The undersigned President acknowledges these Articles of Amendment and Restatement to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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         IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 28th day of July, 2004.

ATTEST:                                   HARTMAN COMMERCIAL
                                          PROPERTIES REIT

/s/ Robert W. Engel                       /s/ Allen R. Hartman          (SEAL)
------------------------------            ------------------------------
Name: Robert W. Engel                     Name: Allen R. Hartman
Title: Chief Financial Officer            Title: President

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